PACIFIC CMA, INC.

                             SUBSCRIPTION AGREEMENT



TO:      PACIFIC CMA, INC.
         c/o Airgate International Corporation
         153-04 Rockaway Boulevard
         Jamaica, New York  11434
         Attention:  Mr. Henrik Christensen

Ladies and Gentlemen:

         The undersigned understands that Pacific CMA, Inc., a Colorado corporation (the "Corporation"), is offering for sale (the "Offering") shares of the Common Stock of the Corporation (the "Shares") pursuant to a Prospectus dated ____________, 2003 (the "Prospectus") that is part of the Corporation's Registration Statement on Form SB-2 (Registration No. 333-100045) under the Securities Act of 1933, as amended. The shares are being offered at a price of $[ ] per share.

         1. Subscription. Subject to the terms and conditions hereof and the provisions of the Prospectus, the undersigned hereby irrevocably subscribes for ________ Shares for a total purchase price of $_______________ (the "Purchase Price"). The undersigned is executing a copy of this Subscription Agreement and is delivering the executed Subscription Agreement together with the Purchase Price to Key Bank National Association (the "Escrow Agent") as follows (please check one):
           _____ Payment of the Purchase Price is being made by a check or bank draft payable in U.S. dollars to "Pacific CMA Escrow" in an amount equal to the total Purchase Price.

           _____ Payment of the Purchase Price is being made by a postal express money order payable in U.S. dollars to "Pacific CMA , Inc., Inc." in an amount equal to the total Purchase Price.

           _____ Payment of the Purchase Price is being made by a wire transfer to the Escrow Agent, ABA No. 307070267, Account No. 765090009364 in an amount equal to the total Purchase Price.

          _____ Payment of the Purchase Price is being made by other form of payment of immediately available funds to the Escrow Agent in an amount equal to the total Purchase Price, which payment is described as follows: ___________________________

                    ___________________________________________________________.

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         2. Acceptance of Subscription. The undersigned agrees that his tendering of this Subscription Agreement and the Purchase Price constitutes a binding offer to purchase the Shares subscribed for and an agreement not to revoke such offer. The undersigned further agrees that this Subscription Agreement shall not be binding on the Corporation until accepted, that the Corporation shall have the right in its sole discretion to accept or reject this Subscription Agreement, in whole or in part, and that the same shall be deemed to be accepted by the Corporation only when it is signed by a duly authorized officer of the Corporation. The undersigned acknowledges that the Purchase Price will be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

         3. Acknowledgements. The undersigned acknowledges receipt of the Prospectus and the Escrow Agreement between the Corporation and the Escrow Agent in the form annexed hereto as Exhibit A.

         4. Governing Law, Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado applicable to agreements made and to be performed wholly within such State, regardless of its place of execution or performance. All captions of sections are for convenience only. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. This Agreement is not transferable or assignable by the Subscriber. If the Subscriber is more than one person, the obligations of the Subscriber shall be joint and several and the agreements and statements herein contained shall be deemed to be made by and be binding upon each such person and their respective heirs, executors, administrators and successors and assigns.

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         IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement on this day of , 2003.


Please fill in the information requested below, send the Purchase Price in the manner contemplated by Section 1 of this Subscription Agreement and mail the Subscription Agreement, Stock Certificate Registration Instructions and Substitute Form W-9, to the attention of Ms. Denise Garcia, Key Bank National Association, Cherry Creek Branch, 3300 E. First Avenue, Denver, Colorado 80206.


                                        ________________________________________


                                        ________________________________________

                                        (Signature of Subscriber)


No. of Shares Subscribed:
________________________
________________________

                                        ________________________________________
                                        (Name Please Print or Type)
Funds Tendered ($[         ]
per share subscribed):
$___________________
____________________
                                       Date:____________________________________

                                        ________________________________________
                                        Phone Number:

                                        ________________________________________
                                        (Home)

                                        ________________________________________
                                        (Office)

                                        Residence Address:
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________
                                        Social Security Number or other
                                        Taxpayer Identification Number

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

                   STOCK CERTIFICATE REGISTRATION INSTRUCTIONS

Name: __________________________________________________________________________

Additional Name if Tenant in Common or Joint Tenant:____________________________


Mailing Address: _______________________________________________________________




Social Security Number or other Taxpayer Identification Number: ________________

Number of shares to be registered in above name(s):_____________________________

Legal form of ownership (please check appropriate box): ________________________


                                                    Joint Tenants with Rights of
___________Individual                      ________ Survivorship

___________Tenants in Common               ________ Uniform Gift to Minors


___________Other



                      Federal Income Tax Backup Withholding


In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.


Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").


Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.


If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

                               Substitute Form W-9

Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not

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

been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.


You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).


Each subscriber should complete this section.

_______________________                         ______________________
Signature of Subscriber                         Signature of Subscriber

______________________                          ______________________
Printed Name                                    Printed Name

___________________________                     ______________________
Social Security or Employer                     Social Security or Employer
Identification No.:                             Identification No.:

--------------------------------------------------------------------------------


ACCEPTED:
PACIFIC CMA, INC.


By: _________________________                      _____________________________
                                                   Date:
         Name: ___________________

        Title: ____________________




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